Exhibit 4.22











                              DATED 23 MARCH 2004




                      (1) NATIONAL WESTMINSTER BANK PLC


                                    --and -


                       (2) NIAGARA LASALLE (UK) LIMITED





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                           SIXTH AMENDMENT AGREEMENT
                    Relating to a Bank Facilities Agreement
                        dated 21 May 1999 (as amended)
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                                   CONTENTS


      1    INTERPRETATION                                                  1
      2    AMENDMENT                                                       1
      3    CONFIRMATIONS                                                   1
      4    REPRESENTATIONS                                                 2
      5    MISCELLANEOUS                                                   2


    SCHEDULE - AMENDMENTS TO THE BANK FACILITIES AGREEMENT                 3



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THIS AMENDMENT AGREEMENT is made on the 23rd day of March 2004 BETWEEN:

(1) NATIONAL WESTMINSTER BANK PLC a company incorporated in England and Wales acting through its office at 2 St Phillips Place Birmingham B3 2RB (the "Bank"); and

(2) NIAGARA LASALLE (UK) LIMITED a company incorporated in England and Wales with Company Number 3725308 and whose registered office is situate at Victoria Steel Works, Bull Lane, Moxley, Wednesbury, West Midlands WS10 8RS (the "Borrower")

WHEREAS:

(A) Pursuant to a bank facilities agreement dated 21 May 1999 between the Bank and the Borrower (the "Facilities Agreement") the Bank agreed to make available to the Borrower certain facilities.

(B) The Facilities Agreement was amended with effect on and from 30 June 2000 pursuant to an Amendment Agreement dated 11 September 2000 (the "First Amendment Agreement").

(C) The Facilities Agreement was further amended with effect on and from 30 June 2001 pursuant to an Amendment Agreement dated 16 July 2001 (the "Second Amendment Agreement").

(D) The Facilities Agreement was further amended with effect on and from 31 December 2001 pursuant to an Amendment Agreement dated 21 February 2002 (the "Third Amendment Agreement").

(E) The Facilities Agreement was further amended with effect on and from 31 March 2002 pursuant to an Amendment Agreement dated 9 May 2002 (the "Fourth Amendment Agreement").

(F) The Facilities Agreement was further amended by a side letter dated 13 May 2003 between the Bank and the Borrower (the "Side Letter").

(G) The Facilities Agreement was further amended with effect on and from 8 August 2003 pursuant to an Amendment Agreement dated the same date (the "Fifth Amendment Agreement").

(H) The First Amendment Agreement, the Second Amendment Agreement, the Third Amendment Agreement, the Fourth Amendment Agreement, the Side Letter and the Fifth Amendment Agreement are collectively referred to in this Amendment Agreement as the "Prior Amendment Agreements."

(I) The Borrower and the Bank have subsequently agreed to certain further amendments to the Facilities Agreement as set out in this Amendment Agreement.


NOW IT IS AGREED as follows:

1.       INTERPRETATION

1.1      Definitions

         In this Amendment Agreement (except where the context otherwise requires or there is express provision herein to the contrary) all terms and expressions used in this Amendment Agreement shall have the meanings given to such terms and expressions in the Facilities Agreement, save that any references to the "Facilities Agreement" in this Amendment Agreement shall mean such agreement as amended by the Prior Amendment Agreements.

1.2.     Interpretation

         Clauses 1.2 - 1.12 (inclusive) of the Facilities Agreement shall be deemed to be incorporated in this Amendment Agreement as if set out in full herein, with all necessary changes.

2.       AMENDMENT

         As of and with effect from 31 December 2003, the Facilities Agreement shall be further amended in accordance with the amendments set out in the Schedule to this Amendment Agreement.

3.       CONFIRMATIONS

         3.1. Save as expressly amended by the Prior Amendment Agreements and this Amendment Agreement, the Facilities Agreement shall remain in full force and effect.

         3.2. Each of the parties hereto confirms that, notwithstanding the amendment of the Facilities Agreement, each of the Lending Documents to which it is a party remains in full force and effect and will continue to secure the obligations of the Borrower under the Facilities Agreement and that, as and from the date of this Amendment Agreement, any and all references in each of the Lending Documents to the Facilities Agreement will, where applicable, be construed as references to the Facilities Agreement as amended by the Prior Amendment Agreements and this Amendment Agreement.

         3.3.     This Amendment Agreement shall be a Lending Document.

4.       REPRESENTATIONS

         The Borrower hereby represents and warrants to the Bank that, save as expressly varied or amended by the Prior Amendment Agreements and this Amendment Agreement, the representations and warranties referred to in clauses 8.1 and 8.2 of the Facilities Agreement are correct on the date hereof.

5.       MISCELLANEOUS

         5.1. This Amendment Agreement may be executed in several counterparts and any single counterpart or set of counterparts, signed in either case by all of the parties, shall be deemed to be an original, and all taken together shall constitute one and the same instrument.

         5.2. This Amendment Agreement shall be governed by and construed in accordance with English law.

         5.3. The Borrower shall be responsible for, on an indemnity basis, the Bank's (and any of its advisers) costs including any VAT and disbursements incurred in connection with this Amendment Agreement

IN WITNESS whereof the parties hereto have caused this Amendment Agreement to be duly executed the day and year first above written.


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                                   SCHEDULE
                    Amendments to the Facilities Agreement

With effect on and from 31 December 2003, the Facilities Agreement shall be further amended as set out in this Schedule. All references in this Schedule to clause numbers are references to clauses in the Facilities Agreement and all references to paragraph numbers are references to paragraphs of this Schedule.

1. The definition of "Adjusted Tangible Net Worth" in Clause 1.1 of the Facilities Agreement shall be amended by the addition of the following

         a) to the end of the first paragraph of such definition:-

                  "as determined in accordance with GAAP"

         b) to the end of the last paragraph of such definition:-

                  "provided that no such addition, deduction, exclusion or adjustment shall be made if it arises or relates to any event occurring on or prior to 31 December 2003."

2. Clause 7.1.1 of the Facilities Agreement shall be deleted in its entirety and replaced with the following new clause 7.1.1:-

                  "7.1.1 the principal amount of the Term Facility in the following manner:

                           starting on 31 January 2004 and then at
                           the end of every month thereafter through and including 30 April 2006, (pound)90,000 each month in arrears, with a final payment of (pound)1,348,750 on 21 May 2006."

3. The existing Clause 9.3.2 (Adjusted Tangible Net Worth) contained in the Facilities Agreement, as amended, shall be amended by the replacement of the figure "(pound)8,500,000" in the final row of column C with the figure "(pound)4,600,000". For the avoidance of doubt, the effect of this amendment is such that the Borrower undertakes to the Bank that Adjusted Tangible Net Worth will not be less than (pound)4,600,000 on 31 December 2003 and thereafter.

4. The first paragraph in the existing Clause 9.3.1 contained in the Facilities Agreement, as amended, shall be deleted in its entirety and replaced with the following new paragraph:


         The ratio of Consolidated EBITDA to Consolidated Fixed Charges as at 31 March, 30 June, 30 September and 31 December in each year following 2003 shall not be less than 1 to 1. Such ratio shall be measured for the 12 months ending on such dates on a rolling basis except that such ratio as at 31 March 2004, 30 June 2004 and 30 September 2004 shall be measured for the 3, 6 and 9 months, respectively, ending on such dates. For the avoidance of doubt, the first test date for this covenant shall be 31 March 2004.




SIGNED BY /s/ Michael Scharf                SIGNED BY /s/ Robin Daniels
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for and on behalf of                        for and on behalf of
NIAGARA LASALLE                             NATIONAL WESTMINSTER
(UK) LIMITED                                BANK PLC



AGREED


/s/ Robert J. Kush
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Robert J Kush, Vice President
For and on behalf of
M & T Bank